Exhibit i-4


                            SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                         BOSTON, MASSACHUSETTS 02109
 IN WASHINGTON, D.C.          (617) 338-2000               IN NEW YORK CITY
 1600 K STREET, N.W.       FAX. NO. 017-3338-2880         685 FIFTH AVENUE
WASHINGTON, D.C. 20009                                  NEW YORK, NEW YORK 10017
    (202) 776-1200                                          (212) 488-8200
FAX NO. 202-203-7275                                     FAX NO. 648-885-1494





                                                               Boston
                                                               May 8, 2002


The Trustees of
The Alger Fund
111 Fifth Avenue
New York, NY  10003


Re:  ALGER SMALLCAP AND MIDCAP PORTFOLIO


Ladies and Gentlemen:


         You have requested our opinion, as your special Massachusetts counsel, as to certain matters of Massachusetts law relating to the organization and shares of The Alger Fund, a trust with transferable shares (the "FUND") established under Massachusetts law pursuant to a Declaration of Trust dated March 20, 1986, as amended to date (the "DECLARATION"). We understand that our opinion is requested in connection with the filing by the Fund with the Securities and Exchange Commission (the "SEC") of Post-Effective Amendment No. 38 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 33-4959, and Amendment No. 40 to its Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-6880 (collectively, the "AMENDMENT"), relating to the several classes of shares of beneficial interest, $.001 par value, of the Alger Health Sciences Portfolio (the "SHARES"), and that you wish to file this letter with the SEC as an exhibit to the Amendment.


         For purposes of rendering the opinions stated herein, we have examined and are familiar with the Declaration, and we have reviewed a proof of the Amendment which we are informed is substantially the form to be filed with the SEC, including the forms of the Prospectus (the "PROSPECTUS") and the Statement of Additional Information (the "SAI") to be included therein, records of the actions taken by yourselves as the Trustees of the Fund to authorize the issuance and sale of the Shares, the By-laws of the Fund, as currently in effect, certificates of officers of the Fund and of public officials as to matters of fact relevant to such opinions, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of giving such opinions. We call to your attention that, in doing so, we have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

         Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:




The Trustees of
  The Alger Fund                      - 2 -                          May 8, 2002

         1. The Fund is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

         2. The Fund is authorized to issue an unlimited number of shares of beneficial interest; the Shares have been duly and validly authorized by all requisite action of the Trustees of the Fund, and no action by the shareholders of the Fund is required in such connection.

         3. The Shares, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassessable by the Fund.

         With respect to the opinion expressed in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

         We consent to your filing this letter with the SEC as an exhibit to the Amendment, but we do not thereby concede that we come within the class of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,

                                                    /s/ SULLIVAN & WORCESTER LLP

                                                    SULLIVAN & WORCESTER LLP